UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2013

SI FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-54241	80-0643149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

803 Main Street, Willimantic, Connecticut 06226
(Address of principal executive offices, including zip code)

(860) 423-4581
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of SI Financial Group, Inc. (the “Company”) was held on August 15, 2013.  The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.
The proposal to approve the Agreement and Plan of Merger, dated as of March 5, 2013, by and between SI Financial Group, Inc. and Newport Bancorp, Inc., was approved by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN
7,950,602	53,360	20,635

There were 1,493,184 broker non-votes on the proposal.

2.	The following individuals were elected as directors, each for a three-year term by the following vote:

	FOR	WITHHELD
Rheo A. Brouillard	7,921,813	102,785
Roger Engle	7,926,889	97,709

There were 1,493,184 broker non-votes on the proposal.

3.
The appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN
9,427,414	40,621	49,746

There were no broker non-votes on the proposal.

4.	The non-binding resolution to approve the compensation of the named executive officers as disclosed in the proxy statement was approved by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN
7,783,792	208,731	32,074

There were 1,493,184 broker non-votes on the proposal.

Item 8.01	Other Events.

On August 21, 2013, the Company issued a press release announcing that it received all necessary regulatory and shareholder approvals to complete its previously announced acquisition of Newport Bancorp, Inc. and the expected date of closing.  For more information, reference is made to the Company’s press release dated August 21, 2013, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith.

Item 9.01            Financial Statements and Exhibits.

 (d)     Exhibits

Number                           Description

                              99.1                                 Press Release dated August 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SI FINANCIAL GROUP, INC.

Date: August 21, 2013	By:	/s/ Brian J. Hull
Brian J. Hull
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer